Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS FOR THIRD QUARTER 2018

●	Reported a net loss of $41 million, or $0.31 per share

●	Ended the quarter with $255 million of cash

●	Completed acquisition of PHH Corporation for $358 million in cash

●	Glen A. Messina became the President and Chief Executive Officer of Ocwen and a member of its Board of Directors

●	Helped over 9,100 struggling families remain in their homes through loan modifications

West Palm Beach, FL – (November 6, 2018) Ocwen Financial Corporation (NYSE:OCN) (Ocwen or the Company), a leading financial services holding company, today announced operating results for the third quarter of 2018. Ocwen reported a GAAP net loss of $(41.1) million, or $(0.31) per share, for the three months ended September 30, 2018 compared to a net loss of $(6.1) million for the three months ended September 30, 2017. Ocwen generated revenue of $238.3 million and Cash Flows from Operating Activities of $93.7 million for the three months ended September 30, 2018, and ended the quarter with $254.8 million of cash.

Glen A. Messina, President and CEO of Ocwen, said, “We believe our acquisition of PHH on October 4, 2018 provides us with the opportunity to transform to a stronger, more efficient company, better able to serve our customers and clients, and positions us for a return to growth and profitability. In the near term, our goal is returning to profitability in the shortest timeframe possible, taking into consideration the robust, prudent integration process we are undertaking. We believe our return to profitability will largely depend on realization of acquisition synergies and our ability to replenish portfolio runoff, among other factors.”

Mr. Messina continued, “Based on the Company’s current situation and our assessment of the current industry environment, we have established a set of initiatives to enable our return to profitability and improve our competitive position. In the near term, we will be focused on executing the integration, re-engineering our cost structure, returning to growth and fulfilling our regulatory commitments. Throughout this process, Ocwen will continue its long-standing commitment to enabling and preserving homeownership for underserved and at-risk customers, and this core value will continue to be a guiding principle as we move the Company forward.”

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Third Quarter 2018 Results

Pre-tax loss for the third quarter of 2018 was $(40.3) million, a $(13.7) million increase from the third quarter of 2017.

The Servicing segment recorded $(13.9) million of pre-tax loss for the third quarter of 2018. The business was negatively impacted by lower revenue from a smaller portfolio and higher professional fees. We also recorded gains related to our investments in seasoned residential loans acquired through executing RMBS call rights in the second quarter of 2018, which were not repeated in the third quarter.

The Lending segment recorded $(2.1) million of pre-tax loss for the third quarter of 2018. Our reverse mortgage lending business recorded $(0.9) million of pre-tax loss and our forward lending recapture business incurred a $(1.2) million pre-tax loss. Both businesses have been negatively impacted by higher interest rates. In addition, the reverse mortgage lending industry continues to adjust to the impact of HUD program changes introduced in the fourth quarter of 2017.

The Corporate segment recorded a $(24.3) million pre-tax loss for the third quarter of 2018, which includes $(12.5) million of corporate interest expense and $(9.1) million of CFPB and state regulatory related legal fees and escrow related testing expenses.

Additional Third Quarter 2018 Business Highlights

●	The combined Ocwen and PHH servicing portfolio totaled 1.7 million loans representing unpaid principal balance of $287 billion as of September 30, 2018.
●	Completed 9,179 modifications in the quarter to help struggling families stay in their homes, 15% of which included debt forgiveness totaling $44 million.
●	Delinquencies decreased from 8.3% at June 30, 2018 to 7.8% at September 30, 2018, primarily driven by loss mitigation efforts.
●	The constant pre-payment rate (CPR) decreased from 14.3% in the second quarter of 2018 to 13.7% in the third quarter of 2018. In the third quarter of 2018, prime CPR was 16.2%, and non-prime CPR was 12.4%.
●	In the third quarter of 2018, Ocwen originated forward and reverse mortgage loans with unpaid principal balances of $172.3 million and $147.5 million, respectively.
●	Our reverse mortgage portfolio ended the quarter with an estimated $98.4 million in undiscounted future gains from forecasted future draws on existing loans. Neither the anticipated future gains nor the future funding liability are included in the Company’s financial statements.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Tuesday, November 6, 2018, at 8:30 a.m., Eastern Time, to discuss its financial results for the third quarter of 2018. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholders” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, services and originates loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: our ability to successfully integrate PHH’s business, and to realize the strategic objectives, synergies and other benefits of the acquisition at the time anticipated or at all, including our ability to integrate, maintain and enhance PHH’s servicing, subservicing and other business relationships, including its relationship with New Residential Investment Corp. (NRZ), uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties or others, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so, increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing and subservicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to contain and reduce our operating costs, the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with our debt agreements, including the financial and other covenants contained in them; our ability to timely transfer mortgage servicing rights under our agreements with NRZ; our ability to maintain our long-term relationship with NRZ; our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; our ability to execute an effective chief executive officer leadership transition; as well as other risks detailed in Ocwen’s and, prior to the merger closing, PHH’s reports and filings with the SEC, including each of their respective annual reports on Form 10-K for the year ended December 31, 2017 and any current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its and PHH’s SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made, and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E: drene@levick.com

Residential Servicing Statistics

(Dollars in thousands)

	At or for the Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Total unpaid principal balance of loans and REO serviced	$160,996,474	$167,127,014	$173,388,876	$179,352,554	$187,468,318

Non-performing loans and REO serviced as a % of total UPB (1)	7.8%	8.3%	9.0%	9.3%	9.4%

Prepayment speed (average CPR)(2) (3)	13.7%	14.3%	12.9%	14.4%	14.7%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.

(2)	Constant Prepayment Rate for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.

(3)	Average CPR for the three months ended September 30, 2018 includes 16.2% for prime loans and 12.4% for non-prime loans.

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Segment Results
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Servicing
Revenue	$217,630	$246,545	$674,233	$802,347
Expenses	185,077	218,565	523,061	637,406
Other expense, net	(46,452)	(22,299)	(142,504)	(146,911)
Income (loss) before income taxes	(13,899)	5,681	8,668	18,030

Lending
Revenue	16,917	31,935	65,116	95,457
Expenses	18,954	38,412	57,036	100,628
Other income (expense), net	(28)	(1,092)	26	(1,901)
Income (loss) before income taxes	(2,065)	(7,569)	8,106	(7,072)

Corporate Items and Other
Revenue	3,731	6,162	12,767	20,002
Expenses	13,495	16,502	49,580	92,308
Other expense, net	(14,545)	(14,325)	(43,674)	(37,311)
Loss before income taxes	(24,309)	(24,665)	(80,487)	(109,617)

Consolidated loss before income taxes	$(40,273)	$(26,553)	$(63,713)	$(98,659)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue
Servicing and subservicing fees	$213,730	$233,220	$658,095	$761,523
Gain on loans held for sale, net	16,942	25,777	61,135	76,976
Other	7,606	25,645	32,886	79,307
Total revenue	238,278	284,642	752,116	917,806

Expenses
Compensation and benefits	63,307	90,538	211,220	272,750
Professional services	40,662	38,417	110,821	145,651
MSR valuation adjustments, net	41,448	33,426	91,695	115,446
Servicing and origination	31,758	52,246	91,452	128,061
Technology and communications	20,597	27,929	67,306	79,530
Occupancy and equipment	11,896	15,340	37,369	49,569
Other	7,858	15,583	19,814	39,335
Total expenses	217,526	273,479	629,677	830,342

Other income (expense)
Interest income	3,963	4,099	10,018	12,101
Interest expense	(61,288)	(47,281)	(189,601)	(212,471)
Gain (loss) on sale of mortgage servicing rights, net	(733)	6,543	303	7,863
Other, net	(2,967)	(1,077)	(6,872)	6,384
Total other expense, net	(61,025)	(37,716)	(186,152)	(186,123)

Loss before income taxes	(40,273)	(26,553)	(63,713)	(98,659)
Income tax expense (benefit)	845	(20,418)	4,541	(15,465)
Net loss	(41,118)	(6,135)	(68,254)	(83,194)
Net income attributable to non-controlling interests	(29)	(117)	(176)	(289)
Net loss attributable to Ocwen stockholders	$(41,147)	$(6,252)	$(68,430)	$(83,483)

Loss per share attributable to Ocwen stockholders
Basic	$(0.31)	$(0.05)	$(0.51)	$(0.66)
Diluted	$(0.31)	$(0.05)	$(0.51)	$(0.66)

Weighted average common shares outstanding
Basic	133,912,425	128,744,152	133,632,905	125,797,777
Diluted	133,912,425	128,744,152	133,632,905	125,797,777

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	September 30, 2018	December 31, 2017
Assets
Cash	$254,843	$259,655
Mortgage servicing rights ($999,282 and $671,962 carried at fair value)	999,282	1,008,844
Advances, net	166,024	211,793
Match funded assets (related to variable interest entities (VIEs))	935,080	1,177,357
Loans held for sale ($145,417 and $214,262 carried at fair value)	217,436	238,358
Loans held for investment, at fair value (amounts related to VIEs of $28,373 and $0)	5,307,560	4,715,831
Receivables, net	155,937	199,529
Premises and equipment, net	25,873	37,006
Other assets ($7,826 and $8,900 carried at fair value)(amounts related to VIEs of $19,954 and $27,359)	399,002	554,791
Total assets	$8,461,037	$8,403,164

Liabilities and Equity
Liabilities
HMBS-related borrowings, at fair value	$5,184,227	$4,601,556
Match funded liabilities (related to VIEs)	714,246	998,618
Other financing liabilities ($646,842 and $508,291 carried at fair value)(amounts related to VIEs of $26,643 and $0)	719,319	593,518
Other secured borrowings, net	345,425	545,850
Senior notes, net	347,749	347,338
Other liabilities ($2,567 and $635 carried at fair value)	589,327	769,410
Total liabilities	7,900,293	7,856,290

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 133,912,425 and 131,484,058 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	1,339	1,315
Additional paid-in capital	553,443	547,057
Retained earnings (accumulated deficit)	5,909	(2,083)
Accumulated other comprehensive loss, net of income taxes	(1,135)	(1,249)
Total Ocwen stockholders’ equity	559,556	545,040
Non-controlling interest in subsidiaries	1,188	1,834
Total equity	560,744	546,874
Total liabilities and equity	$8,461,037	$8,403,164

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities
Net loss	$(68,254)	$(83,194)
Adjustments to reconcile net loss to net cash provided by operating activities:
MSR valuation adjustments, net	91,695	115,446
Gain on sale of mortgage servicing rights, net	(303)	(7,863)
Provision for bad debts	40,269	57,274
Depreciation	18,199	20,430
Loss on write-off of fixed assets	-	6,834
Amortization of debt issuance costs	2,261	1,979
Equity-based compensation expense	1,244	4,489
Gain on valuation of financing liability	(11,323)	(27,024)
Net gain on valuation of mortgage loans held for investment and HMBS-related borrowings	(8,057)	(18,637)
Gain on loans held for sale, net	(24,265)	(39,542)
Origination and purchase of loans held for sale	(1,234,830)	(3,074,725)
Proceeds from sale and collections of loans held for sale	1,154,526	3,067,522
Changes in assets and liabilities:
Decrease in advances and match funded assets	243,831	285,066
Decrease in receivables and other assets, net	126,829	160,169
Decrease in other liabilities	(46,767)	(66,321)
Other, net	6,478	3,466
Net cash provided by operating activities	291,533	405,369

Cash flows from investing activities
Origination of loans held for investment	(711,035)	(961,642)
Principal payments received on loans held for investment	296,800	311,560
Purchase of mortgage servicing rights	(2,729)	(1,658)
Proceeds from sale of mortgage servicing rights	6,138	2,263
Proceeds from sale of advances	7,882	6,119
Issuance of automotive dealer financing notes	(19,642)	(129,471)
Collections of automotive dealer financing notes	52,598	119,389
Additions to premises and equipment	(7,326)	(7,365)
Other, net	5,446	1,480
Net cash used in investing activities	(371,868)	(659,325)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)
(Dollars in thousands)

	For the Nine Months Ended September 30,
	2018	2017
Cash flows from financing activities
Repayment of match funded liabilities, net	(284,372)	(252,981)
Proceeds from mortgage loan warehouse facilities and other secured borrowings	2,211,606	5,810,591
Repayments of mortgage loan warehouse facilities and other secured borrowings	(2,585,286)	(6,016,169)
Proceeds from sale of mortgage servicing rights accounted for as a financing	279,586	54,601
Proceeds from sale of reverse mortgages (HECM loans) accounted for as a financing (HMBS-related borrowings)	728,745	981,730
Repayment of HMBS-related borrowings	(290,338)	(287,908)
Issuance of common stock	—	13,913
Capital distribution to non-controlling interest	(822)	—
Other, net	(991)	(2,321)
Net cash provided by financing activities	58,128	301,456

Net increase (decrease) in cash and restricted cash	(22,207)	47,500
Cash and restricted cash at beginning of year	302,560	302,398
Cash and restricted cash at end of period (1)	$280,353	$349,898

(1) Cash and restricted cash as of September 30, 2018 and September 30, 2017 includes $254.8 million and $299.9 million of cash and $25.5 million and $50.0 million of restricted cash respectively.

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